Exhibit 10.11

Consulting Agreement

     This Consulting Agreement (this "Agreement") is made as of the 2nd day of October, 2006, by and among WGL Entertainment Holdings, Inc, a Delaware corporation, having its principal place of business at 963 Helmsley CT. Unit 107 Lake Mary, FL 32746 (Company), and Scott Elliott, an individual and resident of 2219 Gulf Drive, Bradenton Beach, FL 34217 ("Consultant") and is made in light of the following recitals which are a material part hereof.

                                    RECITALS:

     A. Consultant is a corporate finance consultant, experienced with both technology and financing of small-cap companies generally. Accordingly, notwithstanding Consultant's familiarity with securities law, neither Consultant nor the Company desires that Consultant furnish any legal services but only information, evaluation and analysis.

     B. Consultant has knowledge and experience to provide such information, evaluation, analysis as the Company believes can assist it in furthering execution of its business model.

     C. The Company desires to retain the services of the Consultant for those consulting services regarding certain financing contemplated as well as the impact of such financing on the functions and operations of the Company as more fully set forth in that confidential schedule of services and deliverables attached hereto as Schedule A which services are incorporated herein by reference and referred to herein as the "Consultant Services"

     D. Consultant desires to provide the Consultant Services to and consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company, consultations and recommendations in conformity with such Consultant upon the terms and conditions provided herein including but not limited to the compensation promised herein. D.

     NOW THEREFORE, for and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, the parties hereby agree as follows:

1. RECITALS GOVERN. The parties desire to enter into this agreement for purposes of carrying out the above recitals and intentions set forth above and this Agreement shall be construed in light thereof.

2. STOCK ONLY FOR SERVICES. The parties desire to memorialize their agreement to adhere to Securities Act Release No. 33-7646, dated February 26, 1999 regarding registration of securities on Form S-8, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. No duty, obligation, engagement or other thing imposed on either the Company or the Consultant hereunder shall be construed to impose any duty, obligation or other engagement in violation of the letter or spirit of said release.

3. CONSULTING SERVICES. The Consultant agrees to provide the Consultant Services to the Company during the "Term" (as hereinafter defined). Consultant agrees to provide such information, evaluation and analysis, in accordance with the Consultant Services as will assist in maximizing the effectiveness of Client's business model both relative to its business model and to its present and contemplated capital structure. The Consultant shall personally provide the Consultant Services and the Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

     3.a CONFLICTS. The Company waives any claim of conflict and acknowledges that Consultant has owned and continues to own and has consulted with and continues to consult with interests in competitive businesses which might compete but for location.

     3.b CONFIDENTIAL INFORMATION. The consultant agrees that any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations. In connection herewith, Consultant and the Company have entered into that Confidentiality Agreement in the form attached hereto as Schedule B.

     3.c ROLE OF CONSULTANT. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the organization of the administrative staff, the fiscal policies of the Company, the relationship of the Company with its employees or with any organization representing its employees, and, in general, the important problems of concern in the business affairs of the Company all in fulfillment of the Consultant Services. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so.

     3.d LIABILITY. With regard to the services to be performed by the Consultant pursuant to this Agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. TERM. The term of this Agreement shall commence as of the date hereof and shall continue for a period of one (1) year from that date, unless sooner terminated as provided herein. It is understood that this Agreement shall not automatically renew and no obligations to renew are implied notwithstanding continued efforts to fulfill terms and conditions incomplete as of the termination of this Agreement. This Agreement and the duties and obligations of the Consultant may be terminated by either party giving thirty (30) days' prior written notice to the other but the compensation and any previously incurred and approved expenses shall be deemed earned by and due to Consultant.

5. COMPENSATION. In consideration of the execution of the Agreement, and the performance of his obligations hereunder, and in lieu of cash compensation on an hourly basis, the Consultant and or his associates shall receive a fee of Four Hundred Million (400,000,000) registered common shares of the Company (hereinafter, the "Shares"). The Shares will be, prior to delivery to Consultant, registered pursuant to valid and effective registration statements under either Form SB-2 or S-8 and the Company agrees that the Shares shall be freely tradable and that the existence of any restriction, buy-sell or other limitation under state or Federal securities laws including but not limited to Rule 144 of the Securities Act of 1933 and/or the limitations on manner of sale imposed under the Securities and Exchange Act of 1934 shall be lifted and/or waived by the Company prior to delivery of the Shares. The Shares shall be tendered within Twenty (20) days of the effective date of this Agreement.

6. EXPENSES. The Company shall pay or reimburse the Consultant for all reasonable travel, business and miscellaneous expenses incurred by the Consultant in performing its duties under this Agreement, subject to prior approval.

7. CONTROL AS TO TIME AND PLACE AND MANNER WHERE SERVICES WILL BE RENDERED, INDEPENDENT CONTRACTOR. It is anticipated the Consultant will spend up to 200 hours in fulfilling its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. The Consultant shall not be entitled to any additional compensation except where the Consultant performs more than 200 hours, subject to the prior written approval of the Company, whereupon the Consultant will be paid at the rate of $150 per hour for work performed in accordance with this Agreement. If additional work is approved, the Consultant will submit an itemized statement setting forth the time spent and services rendered, and the Company will pay the Consultant the amounts due as indicated by statements submitted by the Consultant within ten (10) days of receiptBoth the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. The Consultant will perform most services in accordance with this Agreement at a location and at times chosen in Consultant's discretion. The Company may from time to time request that the Consultant arrange for the services of others but Consultant shall choose and contract with same. All costs to the Consultant for those services will be paid by the Company but in no event shall the Consultant employ others without the prior authorization of the Company. Accordingly, the Consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Consultant's activities in accordance 4with this Agreement, including by way of illustration but not limitation, Federal and state income tax, Social Security tax, unemployment insurance taxes, and any other taxes or business license fee as required. Except as otherwise may be agreed, the Consultant shall at all times be in an independent contractor, rather than a co-venture, agent, employee or representative of the Company.

8.   REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that
     (I) the shares being issued and/or sold pursuant to option are authorized to be issued by the Company; (ii) The Company has full right, power, and corporate authority to execute and enter into this Agreement, and to execute all underlying documents and to bind such entity to the terms and obligations hereto and to the underlying documents and to deliver the interests and consideration conveyed thereby, same being authorized by power and authority vested in the party signing on behalf of the Company;
     (iii) the Company has and will have full right, power, and authority to sell, transfer, and deliver the shares being issued and/or sold pursuant to option; (iv) the Company has no knowledge of any adverse claims affecting the subject shares and there are no notations of any adverse claims marked on the certificates for same; and (v) upon receipt, Consultant or his nominee will acquire the shares being issued and/or sold pursuant to option, free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively, "Securities Laws"). In the event that Consultant accepts shares not yet subject to a valid registration statement (notwithstanding or waiving the Company's obligations to deliver shares duly and properly registered), Consultant represents and warrants to the Company that he will acquire same for investment and not with a view to the sale or other distribution thereof and will not at any time sell, exchange, transfer, or otherwise dispose of same under circumstances that would constitute a violation of Securities Laws. Each party acknowledges the creation, modification and/or transfer of securities and represents and warrants to all others that it has reviewed the transaction with counsel and that no registration or representations are required and that all rights of recourse or rescission resulting from such transfer, to the extent permitted by law, are waived and each party represents and warrants to all others that no marketing of securities to the public has occurred. Each of the warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the delivery of Consultant Services, the Compensation and the termination of this Agreement.

9. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose and the resolution of any other claim hereunder, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Jefferson County, State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

10. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by Facsimile or delivered personally to the address written above or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed.

11. BINDING EFFECT, ASSIGNMENT AND SUCCESSION. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. Except for assignment of the options as provided above, no party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto.

12. ENTIRE AGREEMENT AND INTERPRETATION. This Agreement, including any exhibits and schedules hereto, constitutes and contains the entire agreement of the Company and the Consultant with respect to the provision of Consultant Services and Compensation and supersedes any prior agreement by the parties, whether written or oral. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The waiver of a breach of any term or condition of this Agreement must be in writing and signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to its rules and laws regarding conflicts of laws and each of the parties hereto irrevocably submit to the exclusive jurisdiction of any Florida State or United States Federal court sitting in Palm Beach County, Florida over any action or proceeding arising out of or relating to this Agreement. The parties hereto further waive any objection to venue in the State of StateFlorida and any objection to an action or proceeding in the State of placeStateFlorida on the basis of forum non conveniens.

13. MISCELLANEOUS. The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions. Time is of the essence of this Agreement and the obligations of the parties hereto.

     IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the day and year first written above.


Company:                                   Consultant:

/s/ Michael S. Pagnano                     /s/ D. Scott Elliott
--------------------------------           ----------------------------
WGL Entertainment Holdings, Inc.           D SCOTT ELLIOTT
MIKE PAGNANO                               10-02-06
10-02-06

EXHIBIT A
ADOPTION OF SECURITIES ACT RELEASE NO. 33-7646, DATED FEBRUARY 26, 1999 REGARDING REGISTRATION OF SECURITIES ON FORM S-8

PURPOSE
To clarify that S-8 is not available to consultants who directly or indirectly promote or maintain a market for the issuer's securities ,declaring that these persons take from an issuer with a view to distribution and are therefore "statutory underwriters" (who presumably would not have an exemption for the resale of securities issued in these types of transactions [Section 4(1) of the Securities Act of 1933, as amended (the "Act"), the exemption relied upon for secondary sales of securities, is not available to "issuers, underwriters or dealers" in securities]).

BACKGROUND
As of April 7, 1999, the availability of S-8's streamlined registration process was restricted to deter the abuse of the Form to make sales to the general public through so-called "consultants" and "advisors," and to eliminate registration on the Form to "stock promoters." S-8 eliminated a need to file a prospectus that duplicated information usually available to plan participants who were being compensated by the issuance of securities rather than cash, and it reflected the Commission's distinction between offerings made to employees for compensatory reasons and offerings made for capital raising. The Commission reasoned that the relationship of the employee to the issuer provided the employee with a familiarity of the issuer's business sufficient to justify the abbreviated disclosure, which would not be adequate in a capital raising transaction. The 1990 amendment included "consultants" whom the Commission found no reason to distinguish from regular employees, for bona fide non-capital raising services rendered.

ABUSES
Since 1990, the Form has been used to distribute securities to the public without the protections to investors of registration under Section 5 of the Act. Securities are often issued to so-called "consultants" for nominal services, with pre-arrangements for exercise and distribution to the public in the underlying markets. Often the options granted are exercised to provide funds to the issuer or the proceeds of the sales are for the payment of debts of the issuer that are not related to any services provided by the consultants.

The initial registration of the shares underlying these options did not register the public "capital raising" transaction which actually takes place via the secondary sales. In these instances, the employee or consultant acts as a conduit to the public, and the shares are not actually issued as compensation for services, for which the Form is solely intended. Securities have also been issued to consultants whose services are to promote the issuer's securities. This practice invites fraud by providing inexpensive compensation to person who hype the securities of the issuer and expand the issuer's market through resales by these and other persons. Through its recent amendments to Form S-8, the Commission has sought to curb these practices, while maintaining, to the extent possible, the initial intent of the Form, i.e., the registration of compensatory transactions between the issuer and consultants and advisors who render bona fide services outside of "capital raising" circumstances, as well as to traditional employees.

AMENDMENTS
The Form's availability is for employees or employees or subsidiaries, pursuant to any employee benefit plan. An "employee" is defined to include a consultant or advisor who provides bona fide services to the issuer other than in capital raising transactions. Like the traditional employee, the consultant or advisor must be a natural person, and there must be a contract between the issuer and the consultant or advisor. The Commission has determined that "capital raising" includes (i) compensation for any service that directly or indirectly promotes or maintains a market for the issuer's securities, or (ii) where the securities are issued to persons who act as conduits for a distribution to the general public. Securities issued to persons who promote the issuer's securities are outside the intent of the Form. Securities cannot be issued to anyone who directly  or  indirectly  promotes  or  maintains  a  market  in  the  issuer's securities. Issuers cannot use the Form for the issuance of securities to consultants and advisors whose services related to potential capital restructuring because this service is a predicate to "capital raising" and market maintenance; however, services rendered in structuring the compensation scheme would be included under the Form. Public relations services are also prohibited as the Commission believes these services enhance and expand the market of the issuer and its securities.

RULE  701  AMENDMENTS
As of April 7, 1999, the Commission amended Rule 701 to harmonize the definition of "consultants and advisors" permitted to use the Rule to the narrower definition of Form S-8. As revised, securities promoters will clearly be excluded from the scope of persons eligible to use Rule 701.

                       SCHEDULE A TO CONSULTING AGREEMENT
                      Schedule of Services and Deliverables

Consultant  shall  provide  the  following  Strategic  Services:


1. Business Development and Planning: Develop an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities that meet those objectives or logical extensions thereof. Alert the Corporation to new or emerging high potential forms of production and distribution that could either be acquired or developed internally. Comment on the Corporation's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc. Identify prospective suitable merger or acquisition partners for the Corporation, perform appropriate diligence investigations with respect thereto, advise the Corporation with respect to the desirability of pursuing such prospects, and assist the Corporation in any negotiations which may ensue therefrom.

2. Corporate Strategic Analysis: Evaluate business strategies and recommend changes where appropriate.

3. Critically evaluate the Corporation's performance in view of its corporate planning and business objectives.

4. Strategic Contacts and formation of Strategic alliances and Introduction to strategic partners and other alliance candidates;

5. Strategic consulting regarding high level product planning, market development, marketing and intellectual property planning; Business development

6. Introduction to prospective customers for the Company's products or services.

7. Review of existing and contemplated financing including lending and convertible debt.

8. The consultant will consult with the officers and employees of the company concerning matters relating to the management and organization of the company, their financial policies, the terms and conditions of employment, and generally any matter arising out of the business affairs of the Company.

                       Schedule B to Consulting Agreement
                            Confidentiality Agreement

This Confidentiality Agreement (hereafter this "Agreement"), made this 2nd day of October 2006, by and between WGL Entertainment Holdings, Inc., a Delaware corporation ("Company"),having its residence at 963 Helmsley Ct. Unit 107 Lake Mary, Florida 32746 and D Scott Elliott, an individual and resident of 2219 Gulf Drive, Bradenton Beach, FL 34217 ("Consultant"). Given that the Company and Consultant each desire to make certain confidential information concerning the Company, its technology, its investments, its processes, its marketing strategies, its capitalization and finances and its business as well as similar confidential information lawfully possessed by the Consultant (collectively, the "Information") for purposes agreed to be legitimate and the Company and Consultant each agree to hold such Information confidential pursuant to the terms of this Agreement, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged and with the intent to be legally bound hereby, the Company and the Consultant agree as follows.

     1. The Information includes, but is not limited to, (I) all information on the Company, (ii) any and all data and information given or made available to the Consultant by the Company for evaluation purposes, whether written or in machine-readable form, (iii) any and all of the Company's and Consultant's notes, work papers, investigations, studies, computer printouts, and any other work product including electronic data files, regardless of nature containing any such data and information and
     (iv)  all  copies  of  any  of  the  foregoing.

     2. The Consultant and Company each understand that the Information is proprietary to the Company and Consultant and each agrees to hold the Information given by the other strictly confidential. The Company and Consultant each agree that the Information shall be used only by the Company and Consultant and only for the purpose of reviewing and evaluating the activities of the Company, and shall not be used for any other purpose or be disclosed to any third party. Neither the Company nor Consultant shall have the right to make copies or hold copies or documents except for reports and notes which have been generated by them, which reports and notes shall be retained for their exclusive use and shall remain confidential.

     3. It is understood that this Confidentiality Agreement shall not apply to any information otherwise covered herein (I) which is known to either the Company or the Consultant prior to the date of the Confidentiality Agreement, (ii) which is disclosed to the Consultant or the Company by a third party who has not directly or indirectly received such Information in violation of an agreement with party from whom it was received or (iii) which is generally known within the industry.

     4. The Company and the Consultant each agree to be fully responsible and liable to the other for any and all damages caused by reason of disclosure of Information in violation of this Confidentiality Agreement by the receiving party or any of its assigns or successors.

     5. This Confidentiality Agreement shall be governed by and construed in accordance with the laws of the State of Florida and shall be enforceable solely by and be for the sole benefit of the Consultant and Company, their successors and assigns.

In witness whereof, the Company and the Consultant have executed this Agreement as of the date above.

Company:                              Consultant:

/s/ Michael S. Pagnano                /s/ D. Scott Elliott
------------------------------        ------------------------------
WGL Entertainment Holding, Inc.       D SCOTT ELLIOTT
MIKE PAGNANO                          10-02-06
10-02-06

                       SCHEDULE C TO CONSULTING AGREEMENT
                                GRANT OF OPTIONS

The Company also grants the consultant option to purchase stock, and the Company does hereby grant, convey and warrant to Consultant, 1,038,500,000 shares of common stock in the Corporation with $.001 par value, more or less as adjusted as provided herein below (hereinafter, the "Shares") exercisable in one or more traunches, exercisable at the following "Option Price" for the following traunches which Option shall be exercisable in whole or in part at any time prior to 11:59PM EDT on September 04, 2007 (the "Expiration Date"):

          Option

     1,038,500,000 shares                    30% discount

Or to be negotiated the Option Shares will be, prior to delivery to Consultant, registered pursuant to valid and effective registration statements under either Form SB-2 or S-8 and the company agrees that the Option Shares shall be freely tradable and that the existence of any restriction, buy-sell or other limitation under state or Federal securities laws including but not limited to Rule 144 of the Securities Act of 1933 and/or registration pursuant to exercise (which shall be deemed demand registration rights for purposes of determining the obligation of the Company) and/or the limitations on manner of sale imposed under the Securities and Exchange Act of 1934 shall be lifted and/or waived by the Company, at the Company's sole cost, prior to delivery of the Option Shares.
The Company agrees to lend to Consultant the amount due under the Options by promissory note secured by such stock in the event the Consultant does not have the cash to acquire same but such note shall be limited to and shall be due in Forty-Five (45) days whereafter it shall be a default if not paid.